Exhibit 21.1

List of Subsidiaries of KLX Inc.

Set forth below is a list of subsidiaries that will be transferred by B/E Aerospace, Inc. and its subsidiaries to KLX Inc. in connection with the spin-off. Unless otherwise indicated, following the consummation of the spin-off all of the subsidiaries listed below will be wholly owned subsidiaries of KLX Inc. and will be owned directly by either KLX Inc. or by wholly owned subsidiaries of KLX Inc.

Subsidiary	Jurisdiction of Formation
KLX Energy Services LLC	Delaware
KLX RE Holdings LLC	Delaware
Interturbine, LLC	Delaware
Jay Cee Fastener Corp.	New Jersey
N Y F Corp.	New Jersey
UFC Aerospace LLC	Delaware
Advanced Engineered Products LLC	Delaware
M&M Aerospace Hardware, Inc.	Florida
B/E Aerospace Consumables Management s.r.o.*	Czech Republic
B/E Aerospace Consumables Management sp z.o.o.*	Poland
UFC SARL	France
B/E Aerospace Systems Holding GmbH*	Germany
UFC Aerospace Europe Limited	United Kingdom
B/E Aerospace Consumables Management Pte. Limited*	Singapore
B/E Aerospace Consumables Management (Hong Kong) Limited*	Hong Kong
B/E Aerospace Consumables Management S.r.l.*	Italy
B/E Aerospace Europe Holding LLC*	Delaware
B/E Aerospace Consumables Management Deutschland GmbH*	Germany
B/E Aerospace Consumables Management GmbH*	Germany
B/E Aerospace Consumables Management Limited*	United Kingdom
B/E Aerospace Consumables Management (STR) Group Limited*	United Kingdom
KLX Aerospace Solutions II SAS	France
B/E Aerospace Consumables Management II Limited*	United Kingdom
C.M.P. SAS	France
KLX Aerospace Solutions SAS	France
Interturbine Projekt Management GmbH	Germany
Interturbine-RuSky OOO**	Russia
Interturbine Tianjin Limited	China
Interturbine Czechia s.r.o.	Czech Republic
Interturbine Aviation Logistics Ltd	United Kingdom
Interturbine Logistics Solutions GmbH	Germany
Interturbine Advanced Logistics Pty Limited	Australia
Interturbine Technologies GmbH	Germany
Interturbine Hungary Kft.	Hungary
Interturbine Aviation Logistics FZE	United Arab Emirates
Interturbine Aviation Logistics GmbH	Germany
KLX Investments I S.à r.l.	Luxembourg

Subsidiary	Jurisdiction of Formation
KLX Investments II S.à r.l.	Luxembourg
KLX Investments III S.à r.l.	Luxembourg
KLX Europe Holding Ltd.	United Kingdom

* The name of this entity is expected to be changed in connection with the spin-off.
** KLX Inc. will own less than 50% of the outstanding equity interests of this subsidiary.